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                                                                    EXHIBIT 23.4

                               [KPMG LETTERHEAD]

                         CONSENT OF CHARTERED ACCOUNTS

     We have issued our report dated 15 November 1995 accompanying the financial statements of Maxpro Systems Pty Ltd appearing in Form 8-K filed on August 23, 1996 for the year ended June 30, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use or our name as it appears under caption "Experts."

KPMG
Chartered Accountants

Perth Australia
October 21, 1996